UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 1, 2011 (May 25, 2011)

Xsovt Brands, Inc.
(Exact name of registrant as specified in Charter)

Nevada	000-53373	20-1226081
(State of other Jurisdiction of incorporation)	(Commission file no.)	(IRS employer identification no.)

18-B Neil Court Oceanside, NY	11572
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 740-2929

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 3.02 Unregistered Sales of Equity Securities.

On May 25, 2011 (the “Issue Date”), Xsovt Brands, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an accredited investor (the “Investor”), providing for the sale by the Company to the Investor of an 8% Convertible Promissory Note in the principal amount of $63,000 (the “Note”).

The Note matures on February 27, 2012 (the “Maturity Date”) and bears interest at the annual rate of 8%.  The Company is not required to make any payments until the Maturity Date.

The Investor may convert, at any time following 180 days after the Issue Date, the outstanding principal and accrued interest on the Note into shares of the Company’s common stock (“Common Stock”) at a conversion price per share equal to fifty-seven percent (57%) of the average of the three (3) lowest closing prices of the Common Stock during the 10 trading days immediately preceding the conversion date.

The Note contains prepayment options whereby the Company may prepay all amounts owed under the Note during the period beginning on the Issue Date and ending on the day that is 180 days from the Issue Date at a yield maintenance premium ranging from 150% to 175% of all amounts due under the Note.

The Company will reimburse the Investor for legal expenses in the amount of $3,000, deducted from the proceeds of the Note.

From the Issue Date until twelve months thereafter, the Investor shall have the option of participating in any equity offering of the Company of less than $150,000, including debt with an equity component, but excluding issuance of securities in a firm commitment underwritten public offering, or issuance of securities as consideration for a merger, consolidation or purchase of assets, or in connection with any strategic partnership or joint venture.

The Note was issued under the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Act”) for the private placement of these securities pursuant to Section 4(2) of the Act.  Additionally, the shares of Common Stock, if any, issued upon conversion of the Note will be issued pursuant to the exemption from registration provided by Section 4(2) of the Act. All certificates for such shares will contain the appropriate legends restricting their transferability absent registration or applicable exemption.

The forgoing descriptions of the Note and the Purchase Agreement are not complete, and are qualified in their entirety by reference to the Note and the Purchase Agreement, which are included in this filing as Exhibits 4.1 and 10.1 respectively, and which herein are incorporated by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
4.1	Convertible Promissory Note in the amount of $63,000.00, dated May 25, 2011.
10.1	Securities Purchase Agreement dated May 25, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 1, 2011	XSOVT BRANDS, INC.

	By:	/s/ Avi Koschitzki

Name: Avi Koschitzki
Title: President and Chief Executive Officer